UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Debt Assignment

On January 3, 2018, Amedica Corporation (the “Company”) and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,622.80, which is secured by the same collateral underlying the Loan and Security Agreement.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Assignment Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange

On January 3, 2018, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311.40 for an aggregate principal amount of $2,264,622.80 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019 (the “Maturity Date”).

The Exchange Notes bear interest at a rate of 15% per annum, with the interest being guaranteed. Prior to the Maturity Date, all interest accrued under the Exchange Notes is payable in cash or, if certain conditions are met, payable in shares of common stock of the Company (“Common Stock”) at the Company’s option.

All principal accrued under the Exchange Notes is convertible into shares of Common Stock (“Conversion Shares”) at the election of the Assignees at any time at a fixed conversion price of $3.87 per share (the “Conversion Price”). If the entire principal amount under the Exchange Notes is converted to Common Stock at the Conversion Price, the Assignees would receive approximately 585,174 shares of Common Stock.

Upon the occurrence of an event of default, the Assignees are entitled to convert all or any part of their Exchange Note at a conversion price (the “Alternate Conversion Price”) equal to 70% of the lowest traded price of the Common Stock during the ten trading days prior to the conversion date, provided that (i) in no event may the Alternate Conversion Price be less than $1.75 per share and (ii) the Assignees shall not be entitled to receive more than 19.99% of the outstanding Common Stock.

If the maximum amount of principal and interest is converted to Common Stock at the Alternate Conversion Price, the Assignees would receive no more than 604,113 shares of Common Stock.

So long as this Exchange Notes remains outstanding or the Assignees hold any Conversion Shares, the Company is prohibited from entering into any financing transaction pursuant to which the Company sells its securities at a price lower than $1.75 per share. In addition, the Company is prohibited from (i) exchanging any indebtedness or securities of the Company for any other indebtedness or securities of the Company, (ii) cooperating with any person to effect any exchange of indebtedness or securities of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, (iii) reducing or otherwise changing the exercise price, conversion price or exchange price of certain common stock equivalents of the Company or amending any non-convertible indebtedness of the Company to make it convertible into securities of the Company, (iv) issuing or selling any securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, or (B) with a conversion, exercise or exchange rate or price that is subject to being reset on one or more occasions at a future date or upon the occurrence of specified events, or (v) entering into any agreement to sell securities at a future determined price, including any equity line of credit or at-the-market offering.

Beginning on January 17, 2018 and continuing on the first trading day of each of the following 11 successive months thereafter, the Company is required to redeem one-twelfth of the face amount of the Exchange Note and guaranteed interest. Each amortization payment is payable in whole or in part in cash equal to 115% of the amortization payment; however, if the Company is in compliance with certain conditions, the Company may elect to pay the amortization payments in Common Stock. The Holder is entitled to accelerate up to three future amortization payments and demand such accelerated amortization payments be made in Common Stock at a separate amortization conversion rate, which is equal to 85% of the average of the three lowest traded prices of the Common Stock during the ten consecutive trading days immediately prior to the applicable payment date of the amortization payment.

The Company has the option to prepay any portion of the principal and accrued but unpaid interest outstanding under the note with a premium payment of 115% of all amounts being prepaid. In the event the Company consummates a public or private offering or other financing or capital-raising transaction of any kind, in which the Company receives gross proceeds of at least $3 million, the Company will be required to pay the Assignees an amount in cash equal to 115% of aggregate of the principal amount of the Exchange Note, any accrued and unpaid interest (including the guaranteed interest mentioned above) and any other amounts payable under the Exchange Note.

The Exchange Note contains events of default, which, if triggered, will result in certain increased interest rates and other penalties.

The foregoing description of the Exchange Agreements, the Exchange Notes and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exchange Agreement and the Exchange Note, forms of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2018, the Company received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5620(a) due to its failure to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2016.

The letter received from NASDAQ has no immediate effect on the listing of the Company’s common stock. Under NASDAQ Listing Rules, the Company has until February 16, 2018 to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from December 31, 2016, or June 29, 2018, to regain compliance.

The Company intends to submit a plan to regain compliance to NASDAQ promptly for its approval. There can be no assurance that the Company will be able to regain compliance with the NASDAQ requirements or will otherwise be in compliance with other NASDAQ listing criteria.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.

10.2	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.

10.3	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP

10.4	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.

10.5	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: January 4, 2018

	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.

10.2	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.

10.3	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP

10.4	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.

10.5	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments